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                   ABLE TELCOM HOLDING CORP. AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS

Exhibit 11 - Computation of Per Share Earnings


                                     1995                 1994               1993
                                     ----                 ----               ----
Net (loss) income:        $      (281,166)      $      946,013    $     4,557,792
                          ===============       ==============    ===============
Weighted average shares
  outstanding
  Primary                       8,283,668            7,736,122          6,421,377
                          ===============       ==============    ===============
  Fully diluted                 8,283,668            7,736,122          6,906,915
                          ===============       ==============    ===============

(Loss) income per share:
  Primary                 $          (.03)      $          .12    $           .71
                          ===============       ==============    ===============
  Fully diluted           $          (.03)      $          .12    $           .66
                          ===============       ==============    ===============